Exhibit 99.1

FINANCIAL STATEMENTS

BUPHENYL® Product Line

(a component of Ucyclyd Pharma Inc.)

For the Period From December 11, 2012 Through December 31, 2012, the Period From January 1, 2012 Through December 10, 2012, the Year Ended December 31, 2011, the Three Months Ended March 31, 2013 (unaudited), and the Three Months Ended March 31, 2012 (unaudited)

With Reports of Independent Auditors

BUPHENYL® Product Line

(a component of Ucyclyd Pharma Inc.)

Financial Statements

For the Period From December 11, 2012 Through December 31, 2012, the Period From January 1, 2012 Through December 10, 2012, the Year Ended December 31, 2011, the Three Months Ended March 31, 2013 (unaudited), and the Three Months Ended March 31, 2012 (unaudited)

Contents
Reports of Independent Auditors	1
Financial Statements
Statements of Assets Acquired as of March 31, 2013 (unaudited), December 31, 2012, and December 31, 2011	3
Statements of Revenues and Direct Expenses for the Period From December 11, 2012 Through December 31, 2012, the Period From January 1, 2012 Through December 10, 2012, the Year Ended December 31, 2011, the Three Months Ended March 31, 2013 (unaudited), and the Three Months Ended March 31, 2012 (unaudited)	4
Notes to Financial Statements	5

Report of Independent Auditors

Management

Ucyclyd Pharma, Inc.

We have audited the accompanying statements of assets acquired of the BUPHENYL® product line of Ucyclyd Pharma, Inc., a wholly owned subsidiary of Valeant Pharmaceuticals International, Inc. (the “Financial Statements”) as of December 31, 2011, and the related statement of revenues and direct expenses for the period from January 1, 2012 to December 10, 2012 and the year ended December 31, 2011. These Financial Statements are the responsibility of Ucyclyd Pharma, Inc.’s management. Our responsibility is to express an opinion on these Financial Statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Financial Statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the Financial Statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Financial Statements. We believe that our audit provides a reasonable basis for our opinion.

As discussed in Note 2, the accompanying Financial Statements were prepared on a carve-out basis to present assets acquired and related revenues and direct expenses of the BUPHENYL® product line of Ucyclyd Pharma, Inc. in connection with Ucyclyds’s divestiture of BUPHENYL® as described in Note 1 to the Financial Statements and for the purpose of complying with the rules and regulations of the Securities and Exchange Commission.  The Financial Statements are not intended to be a complete presentation of Ucyclyd Pharma, Inc.’s assets and liabilities or revenues and expenses.

In our opinion, the Financial Statements referred to above present fairly, in all material respects, the assets acquired and related revenues and direct expenses of the BUPHENYL® product line of Ucyclyd Pharma, Inc. described in Note 2 as of December 31, 2011, and for the period from January 1, 2012 to December 10, 2012 and the year ended December 31, 2011, in conformity with U.S generally accepted accounting principles.

/s/ Ernst & Young LLP

Phoenix, Arizona

August 9, 2013

Independent Auditor's Report

To the Management of Ucyclyd Pharma Inc.

We have audited the accompanying special purpose financial statements of the BUPHENYL® product line (“Buphenyl”), a component of Ucyclyd Pharma, Inc. (“Ucyclyd”), which comprises the statement of assets to be acquired as of December 31, 2012, and the related statement of revenues and direct expenses for the period from December 11, 2012 to December 31, 2012.

Management's Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of the special purpose financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the financial statements that are free from material misstatement, whether due to fraud or error.

Auditor's Responsibility

Our responsibility is to express an opinion on the special purpose financial statements based on our audits.  We conducted our audits in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the special purpose financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the special purpose financial statements.  The procedures selected depend on our judgment, including the assessment of the risks of material misstatement of the special purpose financial statements, whether due to fraud or error.  In making those risk assessments, we consider internal control relevant to Buphenyl's preparation and fair presentation of the special purpose financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of Buphenyl's internal control.  Accordingly, we express no such opinion.  An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the special purpose financial statements.  We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the special purpose financial statements referred to above present fairly, in all material respects, the assets to be acquired and related revenues and direct expenses of Buphenyl as of December 31, 2012 and for the period December 11, 2012 to December 31, 2012 in accordance with accounting principles generally accepted in the United States of America.

Emphasis of Matter

As discussed in Notes 1 and 2 to the special purpose financial statements, these statements were prepared in connection with Ucyclyd’s divestiture of Buphenyl and present only the assets to be acquired and the revenues and direct expenses applicable to Buphenyl.

/s/ PricewaterhouseCoopers LLP

Florham Park, New Jersey

August 9, 2013

BUPHENYL® Product Line

(A Component of Ucyclyd Pharma, Inc.)

Statements of Assets Acquired

	(successor)	(successor)	(predecessor)
	March 31, 2013	December 31, 2012	December 31, 2011
	(unaudited)
Current assets to be acquired:
Inventory	$3,108,439	$3,507,463	$2,768,232
Total current assets to be sold	3,108,439	3,507,463	2,768,232
Intangible assets, net	18,187,276	19,022,734	3,028,325
Total assets to be sold	$21,295,715	$22,530,197	$5,796,557

See accompanying notes to financial statements.

BUPHENYL® Product Line

(A Component of Ucyclyd Pharma, Inc.)

Statements of Revenues and Direct Expenses

	(successor)	(predecessor)	(predecessor)	(successor)	(predecessor)
	Period From December 11, 2012 Through December 31, 2012	Period From January 1, 2012 Through December 10, 2012	Year Ended December 31, 2011	Three Months Ended March 31, 2013	Three Months Ended March 31, 2012
				(unaudited)	(unaudited)
Net revenues	$1,178,991	$20,322,409	$26,523,172	$8,849,178	$6,183,392

Direct & allocated expenses:
Cost of revenues	392,769	4,997,457	6,917,172	2,859,516	1,478,094
Selling, general and administrative	1,510,774	4,960,625	5,271,131	717,247	2,333,864
Amortization of intangibles	277,266	1,267,301	1,343,123	835,458	335,780
Revenues in excess of/(less than) direct expenses	$(1,001,818)	$9,097,026	$12,991,746	$4,436,957	$2,035,654

See accompanying notes to financial statements.

BUPHENYL® Product Line

(A Component of Ucyclyd Pharma, Inc.)

Notes to Financial Statements

1. Background

Ucyclyd Pharma Inc. (“Ucyclyd”) distributes life-saving medications for patients with Urea Cycle Disorders (“UCD”).  Ucyclyd’s products include BUPHENYL® (sodium phenylbutyrate) Tablets and Powder and AMMONUL® (sodium phenylacetate and sodium benzoate).  BUPHENYL® and AMMONUL® are sold to distributors in the United States, Canada, Europe, Australia and Asia, as well as directly to certain hospitals and pharmacies.  In Europe, BUPHENYL® is marketed under the trade name AMMONAPS®.

Ucyclyd is a wholly owned subsidiary of Medicis Pharmaceutical Corporation (“Medicis”).  On December 11, 2012, Valeant Pharmaceuticals International, Inc. (“Valeant”) acquired  Medicis.  Therefore, the BUPHENYL® and AMMONUL® products became part of the product portfolio of Valeant as of December 11, 2012.

On March 22, 2012, Hyperion Therapeutics, Inc. (“Hyperion”) entered into an Amended and Restated Collaboration Agreement (“ARCA”) and an asset purchase agreement with Ucyclyd, pursuant to which Hyperion purchased RAVICTITM (glycerol phenylbutyrate) Liquid, a product under development, from Ucyclyd.  Hyperion also obtained an option, exercisable no earlier than January 1, 2013, to purchase worldwide rights to BUPHENYL® and AMMONUL®.  Hyperion was permitted to exercise this option for a period of 90 days beginning on the earlier of the date of the approval of RAVICTITM by the United States Food and Drug Administration (the “FDA”) and June 30, 2013.  If Hyperion elected to exercise its option to purchase BUPHENYL® and AMMONUL®, Ucyclyd would have a time-limited option to retain AMMONUL®.  On February 1, 2013, Hyperion announced that the FDA had approved RAVICTITM for the treatment of UCD in patients two years of age or older.  On April 29, 2013, Hyperion exercised its option to purchase BUPHENYL® and AMMONUL®.  On May 17, 2013, Ucyclyd exercised its option to retain AMMONUL®.

Under the ARCA, Hyperion will acquire the trade names of BUPHENYL®, inventory and a license under the manufacturing processes necessary for the continued production of BUPHENYL® (collectively the “Buphenyl Product Line”).  Hyperion did not acquire any accounts receivable, or take title to any manufacturing equipment, facilities or personnel related to the BUPHENYL® products.   Hyperion did not assume any liabilities relating to BUPHENYL®, other than liabilities incurred by Hyperion following the closing date of the transaction.

2. Basis of Presentation

The BUPHENYL® product line has not historically been accounted for as a separate entity, subsidiary or division of Medicis.  In addition, stand-alone financial statements related to BUPHENYL® have never been prepared previously. Therefore, it is not practical to prepare full financial statements for BUPHENYL® in accordance with the requirements of the Securities and Exchange Commission’s Regulation S-X.  Thus, Statements of Assets Acquired and Statements of Revenues and Direct Expenses (the “Financial Statements”) have been prepared.

As a result of Valeant’s acquisition of Medicis on December 11, 2012, Valeant’s purchase basis in BUPHENYL® was applied using purchase accounting for all periods subsequent to December 10, 2012.  The change in basis resulting from the application of Valeant’s purchase accounting produces different results for periods subsequent to December 10, 2012 as compared to periods prior to this accounting application.  The Statements of Assets Acquired as of March 31, 2013 (unaudited) and December 31, 2012, and the Statements of Revenues and Direct Expenses for the Three Months Ended March 31, 2013 (unaudited) and the period December 11, 2012 through December 31, 2012 reflect the impact of Valeant’s purchase accounting.

BUPHENYL® Product Line

(A Component of Ucyclyd Pharma, Inc.)

Notes to Financial Statements (continued)

2. Basis of Presentation (continued)

These Financial Statements have been derived from the accounting records of Ucyclyd and other Medicis subsidiaries (and Valeant and its subsidiaries for periods subsequent to Valeant’s acquisition of Medicis) using historical results of operations and financial position and only present the assets to be acquired and the associated revenues and direct expenses, including certain allocated expenses, of the BUPHENYL® product line.  The operations of the BUPHENYL® product line rely, to varying degrees, on Medicis and its other subsidiaries (and Valeant and its subsidiaries for periods subsequent to Valeant’s acquisition of Medicis) for certain procurement, warehousing, information technology, insurance, human resource, accounting, regulatory, treasury, and legal support, and these expenses have been allocated in the Statements of Revenues and Direct Expenses as appropriate (see Note 4).  The Financial Statements do not necessarily represent the assets to be acquired or revenues and direct expenses as if BUPHENYL® had been operating as a separate, stand-alone entity during the periods presented.  The Financial Statements also are not indicative of the financial condition or results of operations of BUPHENYL® going forward due to changes that may be made in the business by Hyperion and the omission of various operating expenses.

Ucyclyd’s financing needs were supported by Medicis, and cash generated by BUPHENYL® was transferred to Medicis.  As the Ucyclyd entity and the BUPHENYL® product line have historically been managed as part of the operations of Medicis and have not been operated as stand-alone entities, it is not practical to prepare historical cash flow information regarding BUPHENYL®’s operating, investing, and financing cash flows. As such, statements of cash flows are not presented.

3. Summary of Significant Accounting Policies

Use of Estimates

The preparation of these Financial Statements in conformity with the accounting principles generally accepted in the United States of America requires management to make certain estimates and assumptions that affect the reported amounts of revenues and expenses. The accounting estimates that require management’s most significant, difficult and subjective judgments include the reductions to revenue recorded at the time of sale for various items, including returns, discounts, chargebacks, and rebate reserves; the recognition of inventory obsolescence reserves; the assessment of recoverability of long-lived assets; and the recognition and measurement of legal contingencies.  Actual results could differ from those estimates.  Also, as discussed in Note 4, the Financial Statements include allocations and estimates that are not necessarily indicative of the amounts that would have resulted if the BUPHENYL® product line had been operated as a stand-alone entity.

Inventories

Medicis utilizes third parties to manufacture and package inventories held for sale, takes title to certain inventories once manufactured, and warehouses such goods until packaged for final distribution and sale.  Inventories consist of salable products held at Medicis’ warehouses, as well as raw materials and components at the manufacturers’ facilities, and are valued at the lower of cost or market using a standard costing methodology that approximates the first-in, first-out method of costing.  Valuation reserves are provided for estimated obsolescence or unmarketable inventory in an amount equal to the difference between the cost of inventory and the estimated market value based upon assumptions about future demand and market conditions.

Inventories are as follows:

	March 31 2013	December 31 2012	December 31 2011
	(unaudited)
Raw materials	$1,084,258	$1,201,442	$1,450,973
Work-in-process	975,014	855,125	326,616
Finished goods	1,049,167	1,450,896	990,643
Total inventories	$3,108,439	$3,507,463	$2,768,232

BUPHENYL® Product Line

(A Component of Ucyclyd Pharma, Inc.)

Notes to Financial Statements (continued)

3. Summary of Significant Accounting Policies (continued)

Included in inventories as of March 31, 2013 (unaudited) and December 31, 2012 was $0 and $1,162,350, respectively, related to Valeant’s purchase accounting, where inventories were adjusted to their fair value, that was applied as of December 11, 2012 as a result of Valeant’s acquisition of Medicis.  During the three months ended March 31, 2013 (unaudited) and the period December 11, 2012 through December 31, 2012, $1,162,350 and $159,187, respectively, was recognized in cost of revenues related to this fair value adjustment.

The reserve for excess and obsolete inventory is immaterial for all periods presented.

Intangible Assets

Medicis had identifiable intangible assets related to the product rights for BUPHENYL® that were established upon Medicis’ acquisition of Ucyclyd effective April 1, 1999.  The identifiable intangible assets were amortized on a straight-line basis over their expected useful lives, which was 15 years.

As a result of Valeant’s acquisition of Medicis on December 11, 2012, Valeant’s purchase basis in BUPHENYL® was recorded using purchase accounting as of December 11, 2012.  Periodic amortization of Valeant’s new basis in BUPHENYL® beginning December 11, 2012 is based upon the value of the asset and its expected useful life as determined by Valeant.  Valeant’s new basis in BUPHENYL® is being amortized on an accelerated basis using estimated future cash flows over a 15 year period, which commenced on December 11, 2012.

Details of total intangible assets related to the product rights for BUPHENYL® as of March 31, 2013 (unaudited), December 31, 2012, and December 31, 2011 were as follows:

	Gross	Accumulated Amortization	Net
March 31, 2013 (unaudited)	$19,300,000	$(1,112,724)	$18,187,276
December 31, 2012	$19,300,000	$(277,266)	$19,022,734
December 31, 2011	$19,751,737	$(16,723,412)	$3,028,325

Based on the intangible assets recorded at December 31, 2012, annual amortization expense for each of the five years beginning January 1, 2013 is expected to be $3,341,834, $2,317,005, $2,168,717, $2,004,858,and 1,824,420, respectively.

Potential impairment of long-lived assets is assessed when events or changes in circumstances indicate that the carrying value of the assets may not be recoverable.  Factors that are considered in deciding when to perform an impairment review include significant under-performance of a product line in relation to expectations, significant negative industry or economic trends and significant changes or planned changes in the use of the assets.  Recoverability of assets that will continue to be used in operations is measured by comparing the carrying amount of the asset grouping to the estimate of the related total future net cash flows. If an asset carrying value is not recoverable through the related cash flows, the asset is considered to be impaired.  The impairment is measured by the difference between the asset grouping’s carrying amount and its present value of anticipated net cash flows, based on the best information available, including market prices or discounted cash flow analysis.  If the assets determined to be impaired are to be held and used, an impairment loss is recognized through a charge to operating results to the extent the present value of anticipated net cash flows attributable to the asset are less than the asset’s carrying value.  When it is determined that the useful lives of assets are shorter than originally estimated, and there are sufficient cash flows to support the carrying value of the assets, the rate of amortization charges is accelerated in order to fully amortize the assets over their new shorter useful lives.  The impairment assessment process requires the use of estimates and assumptions, which are subject to a high degree of judgment.

No impairments of the intangible assets related to the product rights for BUPHENYL® were recognized during the periods presented.

BUPHENYL® Product Line

(A Component of Ucyclyd Pharma, Inc.)

Notes to Financial Statements (continued)

3. Summary of Significant Accounting Policies (continued)

Revenue Recognition

Revenue is recognized when all four of the following criteria are met: (i) there is persuasive evidence that an arrangement exists, (ii) delivery of the products has occurred, (iii) the selling price is fixed or determinable, and (iv) collectability is reasonably assured.  Provisions for estimated product returns, sales discounts, chargebacks and Medicaid rebates are established as a reduction of product sales revenues at the time such revenues are recognized.  These deductions from gross revenue are established as best estimates based on historical experience adjusted to reflect known changes in the factors that impact such reserves, including but not limited to, industry trends, competitive developments and estimated inventory in the distribution channel.  Internal and external data is continually monitored in order to ensure that information obtained from external sources is reasonable.  Projected demand for the product and other internal information are also utilized.

Ucyclyd does not provide any material forms of price protection to its wholesale customers and permits product returns if the product is damaged or, depending on the customer and product, if it is returned within 6 months prior to expiration or up to 12 months after expiration. Ucyclyd’s customers consist principally of financially viable wholesalers, and depending on the customer, revenue is based upon shipment (“FOB shipping point”) or receipt (“FOB destination”), net of estimated provisions. As a general practice, Ucyclyd does not ship prescription product that has less than 12 months until its expiration date. Ucyclyd also authorizes returns for damaged products and credits for expired products in accordance with its returned goods policy and procedures.

Royalties

Ucyclyd had a Distribution Agreement with Orphan Europe SARL (“Orphan Europe”) that commenced on December 8, 1999.  Effective May 2006, Ucyclyd terminated its Distribution Agreement with Orphan Europe.  Pursuant to the Distribution Agreement, as a result of the termination, Ucyclyd is required to pay Orphan Europe a quarterly royalty of 10% of the pharmacy price of products sold within specified European and Asian countries, until the end of the Option Period of the terminated Distribution Agreement, which runs through December 9, 2014.  Royalty expense is recognized as a component of cost of revenues.  Royalty expense recognized during the three months ended March 31, 2013 (unaudited), the period December 11, 2012 through December 31, 2012, the period January 1, 2012 through December 10, 2012, the three months ended March 31, 2012 (unaudited) and the year ended December 31, 2011 was $151,927, $51,457, $1,030,413, $214,917 and $971,208, respectively.

4. Allocation of Certain Costs and Expenses from Related Parties

Certain costs and expenses presented in the Statements of Revenues and Direct Expenses have been allocated to the BUPHENYL® product line by Medicis and certain of its subsidiaries based on Medicis management’s estimates of the cost of services provided to the BUPHENYL® product line and assumptions that Medicis’ management has deemed reasonable.  Selling, general and administrative expenses for the BUPHENYL® product line shown in the Statements of Revenues and Direct Expenses include allocations of such expenses from Medicis and certain of its subsidiaries based on BUPHENYL®’s relative share of operating margin.  Cost of revenues for the BUPHENYL® Product line shown in the Statements of Revenues and Direct Expenses includes an allocation calculated as a percentage of product sales made from Medicis and certain of its subsidiaries to Ucyclyd.  An estimated 3.5% markup of the cost of revenues associated with warehousing and logistics costs incurred by Medicis has been allocated to the BUPHENYL® product line.

During the period December 11, 2012 through December 31, 2012, allocated costs to the BUPHENYL® product line by Medicis include $1,261,297 of certain one-time transactional costs associated with the purchase of Medicis by Valeant.  These one-time costs are primarily composed of employee severance and other accelerated compensation related costs triggered by the change in control and associated with employees providing allocated cost of services to the BUPHENYL® product line.  During Q1, 2013 (unaudited), there is a decline in the amount of expenses allocated to the BUPHENYL® product line as result of significant cost reduction measures put into place following the Valeant acquisition of Medicis.

The Statements of Revenues and Direct Expenses reflect a consistent application of methodology for each reporting period presented.  Allocations of Medicis and Valeant corporate overhead unrelated to the operations of the BUPHENYL® product line have been excluded from these Financial Statements.

BUPHENYL® Product Line

(A Component of Ucyclyd Pharma, Inc.)

Notes to Financial Statements (continued)

4. Allocation of Certain Costs and Expenses from Related Parties (continued)

The costs and expenses allocated to the BUPHENYL® product line by Medicis and Valeant and certain of their subsidiaries for the periods presented are as follows:

	Period From December 11, 2012 Through December 31, 2012	Period From January 1, 2012 Through December 10, 2012	Year Ended December 31, 2011	Three Months Ended March 31, 2013	Three Months Ended March 31, 2012
				(unaudited)	(unaudited)
Cost of revenues	31,857	151,407	228,403	53,035	118,111
Selling, general and administrative	1,499,552	4,788,291	4,596,479	675,355	2,068,631
Total	$1,531,409	$4,939,698	$4,824,882	$728,390	2,186,742

There was no direct interest expense incurred by or allocated to the BUPHENYL® product line; therefore, no interest expense has been reflected in the Statements of Revenues and Direct Expenses. The Statements of Revenues and Direct Expenses also do not include a provision for income taxes.

5. Concentrations of Credit Risks

The following table represents a summary of customers that accounted for 10% of more of BUPHENYL® gross revenues as a percentage of total BUPHENYL® gross revenues to third parties for the periods presented:

	Period From December 11, 2012 Through December 31, 2012	Period From January 1, 2012 Through December 10, 2012	Year Ended December 31, 2011	Three Months Ended March 31, 2013	Three Months Ended March 31, 2012
				(unaudited)	(unaudited)
ASD Specialty Healthcare Inc.	78.0%	69.1%	63.0%	68.7%	71.9%
Swedish Orphan Biovitrum AB	*	*	18.8	0.8	10.7

   * Less than 10%

Swedish Orphan Biovitrum AB is an international distributor based in Sweden that serves Ucyclyd product customers in Europe and the Middle East.

The following table summarizes BUPHENYL® gross revenues by customer geographic location as a percentage of total BUPHENYL® gross revenues to third parties for the periods presented:

	Period From December 11, 2012 Through December 31, 2012	Period From January 1, 2012 Through December 10, 2012	Year Ended December 31, 2011	Three Months Ended March 31, 2013	Three Months Ended March 31, 2012
				(unaudited)	(unaudited)
United States	86.5%	78.7%	70.0%	72.2%	81.7%
Canada	11.0	10.5	9.2	3.1	5.9
Sweden	0.0	7.7	18.8	20.8	10.7
Rest of world	2.5	3.1	2.0	3.9	1.7
	100.0%	100.0%	100.0%	100.0%	100.0%

BUPHENYL® Product Line

(A Component of Ucyclyd Pharma, Inc.)

Notes to Financial Statements (continued)

6. Legal Contingencies

In the ordinary course of business, Medicis is involved in legal proceedings involving regulatory inquiries, contractual and employment relationships, product liability claims, patent rights, and a variety of other matters.  Contingent liabilities are recorded resulting from asserted and unasserted claims, when it is probable that a liability has been incurred and the amount of the loss is estimable.  Estimating probable losses requires analysis of multiple factors, in some cases including judgments about the potential actions of third-party claimants and courts.  Therefore, actual losses in any future period are inherently uncertain.  Currently, Medicis does not and, for the period post-acquisition, Valeant does not believe any of its pending legal proceedings or claims will have a material adverse effect on the results of operations or financial condition of the BUPHENYL® product line.

7. Significant Supply Agreements

Pharmaceutics International Inc. (“PII”) is the manufacturer of the finished forms of BUPHENYL® products pursuant to a supply agreement dated July 1, 1996, as amended.  The agreement automatically renews from year to year and can be terminated by either party with one year advanced notice. Pursuant to the supply agreement, the prices of the products can be adjusted annually based on cost justifications provided by PII, which must be agreed to by Ucyclyd.  The last price adjustment was made in January 2013.  There are no minimum purchase quantities under the supply agreement.

8. Subsequent Events

Subsequent events have been evaluated through August 9, 2013, the date the financial statements were issued. There are no subsequent events which have not been disclosed in these financial statements.